Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 24, 2014 (except for the effects of the reverse stock split related to GMO Debt Opportunities Fund (formerly GMO Short-Duration Collateral Fund), as to which the date is June 25, 2014), relating to the financial statements and financial highlights of GMO International Equity Fund (formerly GMO International Intrinsic Value Fund), GMO International Small Companies Fund, GMO International Large/Mid Cap Equity Fund (formerly GMO International Core Equity Fund), GMO Tax-Managed International Equities Fund, GMO Foreign Fund, GMO Foreign Small Companies Fund, GMO Emerging Markets Fund, GMO Emerging Countries Fund, GMO Emerging Domestic Opportunities Fund, GMO Taiwan Fund, GMO Resources Fund, GMO Quality Fund, GMO Global Focused Equity Fund, GMO Developed World Stock Fund, GMO Risk Premium Fund, GMO Core Plus Bond Fund, GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Global Bond Fund, GMO Emerging Country Debt Fund, GMO Debt Opportunities Fund, GMO U.S. Treasury Fund, GMO Asset Allocation Bond Fund, GMO U.S. Equity Allocation Fund (formerly GMO U.S. Core Equity Fund), GMO International Equity Allocation Fund, GMO International Developed Equity Allocation Fund (formerly GMO International Opportunities Equity Allocation Fund), GMO Global Equity Allocation Fund, GMO Global Developed Equity Allocation Fund (formerly GMO World Opportunities Equity Allocation Fund), GMO Global Asset Allocation Fund, GMO Strategic Opportunities Allocation Fund, GMO Benchmark-Free Allocation Fund, and GMO Alpha Only Fund, which appear in the February 28, 2014 Annual Reports to Shareholders and which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements”, “Investment Advisory and Other Services—Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings—Ongoing Arrangements to Make Portfolio Holdings Available” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 25, 2014